SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                November 11, 2002
                        ---------------------------------
                                 Date of Report
                        (Date of Earliest Event Reported)

                                ITS Networks Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


    Florida                          0-230611                    52-2137517
----------------                     --------                -----------------
(State  or other                    (Commission               (I.R.S. Employer
 jurisdiction of                    File Number)             Identification No.)
 incorporation)


                C/ Villanueva 16, 5th Floor, Madrid 28001, Spain
                ------------------------------------------------
                    (Address of principal executive offices)

                               011-34-91-578-0074
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                      N/A
         --------------------------------------------------------------
         (Former name and former address, if changed since last report)








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ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS

     Effective November 11, 2002, ITS Networks Inc. (the "Company") entered into a stock exchange agreement with the majority stockholders of Teleconnect Communicaciones, S.A., a company formed under the laws of Spain which operates a pre-paid telephone card business in Spain ("Teleconnect"). None of the stockholders of Teleconnect were affiliates of the Company, or affiliated with any director or officer of the Company, nor did they have any material relationships with the Company.

     The Company agreed to issue 3,000,000 shares of its restricted common stock to the stockholders of Teleconnect in reliance upon Regulation S under the Securities Act of 1933. The Company also agreed to assume and pay up to approximately $2,200,000 of the outstanding debts of Teleconnect.

     In order to pay the approximately $2,200,000 of the outstanding debt of Teleconnect, the Company intends to sell its Series A 9% Convertible Preferred Stock to raise up to $3,000,000 to pay such debts and for working capital. However, there is no assurance that such capital will be raised, and the Company may seek bank financing and other sources of financing to pay the debts of Teleconnect. It is expected that this acquisition will close on or about December 15, 2002.

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS

       (A)      Financial  statements  of  business  acquired:

                None - to be provided within 60 days of the closing date on December 15, 2002.

       (B)      Exhibits

       10.1    Stock  Exchange  Agreement


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November  26,  2002                 ITS  Networks  Inc.


                                        By:/s/Gustavo  Gomez
                                           -------------------------------------
                                           Gustavo  Gomez,  President






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